EXHIBIT 11
                                                                     Page 1 of 2
                                 KAYE GROUP INC
                         Earnings Per Share Calculation
          For the Three Months and Nine Months Ended September 30, 1998

                                          Three months         Nine months
                                             ended               ended
                                          Sept.30,1998        Sept.30,1998
                                          ------------        ------------
Net Income                                 $2,296,000          $5,001,000(1)


I. Weighted Average Shares:                 8,474,000           8,474,000(2)
                                           ==========          ==========


II. Basic EPS                                  0.2709               0.5902(1)/(2)
                                           ==========          ==========


III. Diluted EPS

     Weighted Average Shares                8,474,000           8,474,000(2)
       Dilution                               116,592             119,515(3)
                                           ----------          ----------
                                            8,590,592           8,593,515(4)
                                           ==========          ==========


       Diluted EPS                             0.2673              0.5820(1)/(4)
                                           ==========          ==========

                                                                      EXHIBIT 11
                                                                     Page 2 of 2
                                 KAYE GROUP INC
                         Earnings Per Share Calculation
          For the Three Months and Nine Months Ended September 30, 1998


IV. Outstanding at September 30, 1998

                                                                                               Weighted
                                           Units        Price/Share        Proceeds             Average           Proceeds
                                           -----        -----------        --------             -------           --------
A. Options (8/17/93)                       75,750         $10.000         $  757,500
   Options (1/24/94                         5,000          10.910             54,550
   Options (2/3/94)                           500          11.625              5,813
   Options (9/13/95)                       15,000           7.880            118,200
   Options (10/20/95)                      40,500           8.430            341,415
   Options (5/15/96)                       10,000           7.060             70,600
   Options (12/27/96)                      15,000           5.000             75,000             15,000             75,000
   Options (2/1/97)                        35,000           5.000            175,000             35,000            175,000
   Options (2/25/97)                      178,250           5.060            901,945            178,250            901,945
   Options (4/15/97)                      200,000           5.000          1,000,000            200,000          1,000,000
   Options (7/1/97)                        10,000           4.970             49,700             10,000             49,700
   Options (10/31/97)                      15,000           8.030            120,450
   Options (12/31/97)                       5,000           6.640             33,200              5,000             33,200
   Options (07/01/98)                      10,000           6.700             67,000             10,000             67,000
                                          -------                         ----------            -------          ---------
                                          615,000                         $3,770,373            453,250(5)       2,301,845
                                          =======                         ==========            =======          =========

   Dilutive Shares                        453,250(5)                       2,301,845(6)
                                          =======                         ==========

V. Average market value/share

                               Average                Average                Average             Close on
                                High                    Low                   Close              last day
                                ----                    ---                   -----              --------
   Jan                          6.578                  6.459                  6.538
   Feb                          7.153                  7.023                  7.013
   Mar                          7.224                  7.162                  7.193                7.500
                                                                            -------
                                           Hash total 3 mths                 20.744
                                                                            =======

   April                        7.413                  7.181                  7.272
   May                          7.225                  6.869                  6.887
   June                         6.869                  6.636                  6.660                6.500
                                                                            -------
                                           Hash total 3 mths                 20.819
                                                                            =======

   July                         7.250                  6.500                  7.017
   August                       7.125                  6.625                  6.870
   September                    7.000                  6.250                  6.625                6.625
                                                                            -------
                                           Hash total 3 mths                 20.512
                                                                            =======

                                           Hash total 9 mths                 62.075
                                                                            =======


                                                                            /     3
   Average price per share three mths                                         6.837
                                                                            =======

                                                                            /     9
                                                                            -------
   Average price per share Nine mths                                          6.897
                                                                            =======


VII. Diluted

                                            Three Months           Nine Months
                                            ------------           -----------
Total Proceeds from exercise                 $ 2,301,845          $ 2,301,845(6)
Divided by average price                           6.837                6.897

Repurchase shares of                             336,658              333,735

Shares issued (options)                          453,250              453,250(5)
                                             -----------          -----------
Dilution - Shares                         (3)    116,592        (3)   119,515
                                             ===========          ===========